EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. REPORTS SECOND QUARTER NET INCOME OF $23.1 MILLION

CHICAGO, July 23, 2014 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced 2014 second quarter net income of $23.1 million compared to $20.0 million last quarter and $25.3 million in the second quarter a year ago.

Key items for the second quarter include:

Net Interest Income Increased Modestly:

•
Net interest income on a fully tax equivalent basis increased $840 thousand from the first quarter of 2014 due to an extra day in the quarter, and increased $675 thousand from the second quarter of 2013 primarily due to higher yields on taxable investment securities partly offset by lower loan yields.

•
Fully taxable equivalent net interest margin was 3.53% for the second quarter of 2014 compared to 3.64% for the prior quarter and 3.61% for the second quarter of 2013. Higher cash balances in the second quarter of 2014 resulting from strong deposit inflows had minimal impact on net interest income, but reduced net interest margin by 11 basis points.

Credit Quality Metrics Improved during the Quarter:

•
We recorded a negative provision for credit losses of $2.0 million in the second quarter compared to a positive provision for credit losses of $1.2 million in the prior quarter as a result of reduced levels of classified and special mention assets.

•	Non-performing loans decreased by $8.0 million from March 31, 2014.

•	Potential problem loan balances improved by $5.3 million from March 31, 2014.

•	Special mention assets decreased by $24.0 million compared to March 31, 2014.

Fee Income from Key Fee Initiatives Increased $2.8 million, 9.6%, from the Prior Quarter and $2.3 million, 7.9%, from the Second Quarter of 2013:

•	Leasing revenues increased due to higher fees from the sale of third-party equipment maintenance contracts compared to the prior quarter, but decreased slightly compared to the second quarter of 2013.

•	Capital markets and international banking service fees increased due to higher M&A advisory and syndication fees.

•	Card fees increased due to prepaid card program growth.

•	Commercial deposit and treasury management fees increased compared to the second quarter of 2013 due to new customer activity, but slightly decreased compared to the prior quarter.

Core Non-interest Expenses Increased $3.9 million, 5.3%, from the Prior Quarter and $4.6 million, 6.4%, from the Second Quarter of 2013:

•
Salaries and employee benefits increased compared to the prior quarter primarily due to annual salary increases, an extra day in the quarter, an increase in leasing commissions as a result of higher leasing revenues and higher long-term incentive expense. Compared to the second quarter of 2013, salaries and employee benefits increased due to annual salary increases and higher long-term incentive expense, health insurance costs and temporary staffing costs.

•
Other operating expense increased from the prior quarter as a result of an increase of $1.4 million in the clawback liability related to our loss share agreements with the FDIC. The increase was due to better than expected performance of the acquired loan portfolios (faster resolution and lower charge-offs). Compared to the second quarter of 2013, other operating expense increased as a result of an increase in filing and other loan expense, as well as higher FDIC assessments due to our larger balance sheet, increased FDIC clawback liability and higher currency delivery expenses related to new treasury management accounts.

Balance Sheet Activity - Loans and Deposits Increased, Low Cost Deposit Flows Strong:

•	Loans, excluding covered loans, increased approximately $27 million (+0.5%) from March 31, 2014 and approximately $62 million (+1.2%) from June 30, 2013.

•	Low cost deposit flows were strong, increasing approximately $335 million (+5.5%) from March 31, 2014 and approximately $615 million (+10.6%) from June 30, 2013.

•	Noninterest bearing deposits as a percent of total deposits were 34% at June 30, 2014.

•
We continue to maintain robust levels of capital and liquidity and are positioned well to complete our pending merger with Taylor Capital Group, Inc. Cash and interest bearing deposits at our holding company totaled approximately $154 million as of June 30, 2014.

RESULTS OF OPERATIONS

Second Quarter Results

Net Interest Income

Net interest income on a fully tax equivalent basis increased $840 thousand from the first quarter of 2014 primarily due to an extra day in the quarter. Our net interest margin on a fully tax equivalent basis for the second quarter of 2014 decreased 11 basis points compared to the first quarter of 2014 primarily due to higher cash balances held during the second quarter of 2014 as a result of the strong deposit inflows. Higher deposits and cash balances had minimal impact on net interest income.

Net interest income on a fully tax equivalent basis increased $675 thousand from the second quarter of 2013 primarily due to higher yields on taxable investment securities partly offset by lower loan yields. Our net interest margin on a fully tax equivalent basis for the second quarter of 2014 decreased eight basis points compared to the second quarter of 2013 primarily due to higher cash balances.

See the supplemental net interest margin tables for further detail.

Non-interest Income (in thousands):

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Core non-interest income:
Key fee initiatives:
Capital markets and international banking service fees	$1,360	$978	$841	$972	$939	$2,338	$1,747
Commercial deposit and treasury management fees	7,106	7,144	6,545	6,327	6,029	14,250	11,995
Lease financing, net	14,853	13,196	15,808	14,070	15,102	28,049	31,365
Trust and asset management fees	5,405	5,207	4,975	4,799	4,874	10,612	9,368
Card fees	3,304	2,701	2,838	2,745	2,735	6,005	5,430
Total key fee initiatives	32,028	29,226	31,007	28,913	29,679	61,254	59,905

Loan service fees	916	965	1,214	1,427	1,911	1,881	2,922
Consumer and other deposit service fees	3,156	2,935	3,481	3,648	3,593	6,091	6,839
Brokerage fees	1,356	1,325	1,227	1,289	1,234	2,681	2,391
Increase in cash surrender value of life insurance	834	827	848	851	842	1,661	1,686
Accretion of FDIC indemnification asset	28	31	35	64	100	59	243
Net gain on sale of loans	187	59	342	177	506	246	1,145
Other operating income	1,134	768	641	878	1,039	1,902	1,994
Total core non-interest income	39,639	36,136	38,795	37,247	38,904	75,775	77,125
Non-core non-interest income:
Net (loss) gain on investment securities	(87)	317	(15)	1	14	230	13
Net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Increase in market value of assets held in trust for deferred compensation (1)	400	152	588	459	21	552	504
Total non-core non-interest income	289	476	250	460	35	765	517

Total non-interest income	$39,928	$36,612	$39,045	$37,707	$38,939	$76,540	$77,642

(1)	Resides in other operating income in the consolidated statements of income.

Core non-interest income for the second quarter of 2014 increased approximately 9.7% from the first quarter of 2014.

•	Leasing revenues increased due to higher fees from the sale of third-party equipment maintenance contracts.

•	Capital markets and international banking service fees increased due to higher M&A advisory and syndication fees.

•	Card fees increased due to a new payroll prepaid card program.

Core non-interest income for the first six months of 2014 decreased approximately 1.8% from the first six months of 2013.

•	Commercial deposit and treasury management fees increased in the first half of 2014 due to robust new customer activity.

•
Trust and asset management fees increased due to the growth in investment management fees as a result of new customers added and the impact of higher equity values on assets under management and related fee revenue.

•	Card fees increased due to a new payroll prepaid card program as well as higher ATM and debit card fees.

•	Leasing revenues declined due to lower equipment remarketing gains and lower fees from the sale of third-party equipment maintenance contracts.

•	Loan service fees decreased due to lower late, prepayment and miscellaneous loan fees collected.

•	Consumer and other deposit service fees decreased due to lower demand deposit service and overdraft charges.

•	Net gain on sale of loans decreased as a result of less mortgage origination activity.

Non-interest Expense (in thousands):

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Core non-interest expense:
Salaries and employee benefits	$46,222	$44,121	$44,929	$44,459	$43,888	$90,343	$86,919
Occupancy and equipment expense	9,504	9,592	9,269	8,797	9,408	19,096	18,812
Computer services and telecommunication expense	4,909	5,071	5,509	4,870	4,617	9,980	8,504
Advertising and marketing expense	2,113	1,991	2,081	1,917	2,167	4,104	4,270
Professional and legal expense	1,488	1,369	2,340	1,408	1,353	2,857	2,648
Other intangible amortization expense	1,174	1,240	1,489	1,513	1,538	2,414	3,082
Other real estate expense, net	337	396	175	240	193	733	332
Other operating expenses	11,108	9,220	10,171	10,052	9,083	20,328	18,296
Total core non-interest expense	76,855	73,000	75,963	73,256	72,247	149,855	142,863
Non-core non-interest expense: (1)
Merger related expenses (A)	488	680	724	1,759	—	1,168	—
Net loss (gain) recognized on other real estate owned	204	122	(831)	754	(2,130)	326	(1,811)
Net (gain) loss recognized on other real estate owned related to FDIC transactions (B)	(13)	65	197	37	115	52	126
Loss on low to moderate income real estate investment (C)	96	2,028	—	—	—	2,124	—
Increase in market value of assets held in trust for deferred compensation (D)	400	152	588	459	21	552	504
Total non-core non-interest expense	1,175	3,047	678	3,009	(1,994)	4,222	(1,181)

Total non-interest expense	$78,030	$76,047	$76,641	$76,265	$70,253	$154,077	$141,682

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of income as follows:  A – Salaries and employee benefits, computer services and telecommunication expense, advertising and marketing expense, professional and legal expense and other operating expenses, B – Net (gain) loss recognized on other real estate owned, C – Other operating expenses, D – Salaries and employee benefits.

Core non-interest expense increased by $3.9 million, or 5.3%, from the first quarter of 2014 to the second quarter of 2014.

•
Salaries and employee benefits increased primarily due to annual salary increases, an extra day in the quarter, an increase in leasing commissions as a result of higher leasing revenues and higher long-term incentive expense.

•	Other operating expense increased primarily as a result of an increase of $1.4 million in the clawback liability related to our loss share agreements with the FDIC.

Core non-interest expense increased by $7.0 million, or 4.9%, from the first six months of 2013 to the first six months of 2014.

•	Salaries and employee benefits increased due to annual salary increases, long-term incentive expense, health insurance and temporary staffing needs.

•
Computer services and telecommunication expenses increased due primarily to an increase in spending on IT security, data warehouse, investments in our key fee initiatives, as well as higher transaction volumes in leasing, treasury management and card areas. The increase was also due to increased telecommunication expense related to the transitioning to a new provider.

•
Other operating expense increased primarily as a result of an increase in filing and other loan expense as well as higher FDIC assessments due to our larger balance sheet, higher ATM and debit card processing costs and higher currency delivery expenses related to new treasury management accounts.

Non-core non-interest expense decreased from the preceding quarter. Last quarter's results included a write-off of an investment in funds that invested in low to moderate income real estate projects. This investment was made in 2006 as a community development initiative. The extended slow real estate recovery in some low income areas of Chicago negatively impacted this investment.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2014		3/31/2014		12/31/2013		9/30/2013		6/30/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,272,200	23%	$1,267,398	23%	$1,281,377	22%	$1,169,009	21%	$1,198,862	22%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,515,446	27	1,472,621	27	1,494,188	26	1,468,814	26	1,422,901	25
Commercial real estate	1,619,322	29	1,623,509	29	1,647,700	29	1,638,368	29	1,710,964	30
Construction real estate	116,996	2	132,997	2	141,253	3	136,146	2	121,420	2
Total commercial related credits	4,523,964	81	4,496,525	81	4,564,518	80	4,412,337	78	4,454,147	79
Other loans:
Residential real estate	309,234	6	309,137	5	314,440	5	311,256	6	305,710	5
Indirect vehicle	272,841	5	266,044	5	262,632	5	257,740	5	242,964	5
Home equity	245,135	4	258,120	5	268,289	5	274,484	5	281,334	5
Consumer loans	70,584	1	64,812	1	66,952	1	57,418	1	75,476	1
Total other loans	897,794	16	898,113	16	912,313	16	900,898	17	905,484	16
Gross loans excluding covered loans	5,421,758	97	5,394,638	97	5,476,831	96	5,313,235	95	5,359,631	95
Covered loans (1)	134,966	3	173,677	3	235,720	4	273,497	5	308,556	5
Total loans	$5,556,724	100%	$5,568,315	100%	$5,712,551	100%	$5,586,732	100%	$5,668,187	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q14		1Q14		4Q13		3Q13		2Q13
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial related credits:
Commercial loans	$1,229,799	22%	$1,232,562	22%	$1,167,924	21%	$1,166,887	21%	$1,206,740	21%
Commercial loans collateralized by assignment of lease payments (lease loans)	1,476,618	27	1,479,998	26	1,468,257	26	1,429,169	26	1,340,854	25
Commercial real estate	1,620,658	29	1,631,041	29	1,629,270	29	1,652,339	30	1,716,170	30
Construction real estate	133,557	2	140,920	3	141,041	3	128,115	2	133,705	2
Total commercial related credits	4,460,632	80	4,484,521	80	4,406,492	79	4,376,510	79	4,397,469	78
Other loans:
Residential real estate	309,848	6	311,466	5	315,303	5	307,555	5	306,978	5
Indirect vehicle	269,556	5	263,510	5	260,918	5	250,003	5	231,577	5
Home equity	252,891	5	263,283	5	271,898	5	277,122	5	286,640	5
Consumer loans	65,437	1	62,616	1	60,054	1	61,950	1	70,603	1
Total other loans	897,732	17	900,875	16	908,173	16	896,630	16	895,798	16
Gross loans excluding covered loans	5,358,364	97	5,385,396	96	5,314,665	95	5,273,140	95	5,293,267	94
Covered loans (1)	158,371	3	221,481	4	258,094	5	281,896	5	335,148	6
Total loans	$5,516,735	100%	$5,606,877	100%	$5,572,759	100%	$5,555,036	100%	$5,628,415	100%

(1)	Covered loans refer to loans we acquired in FDIC-assisted transactions that are subject to loss-sharing agreements with the FDIC.

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale, credit-impaired loans and other real estate owned that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Non-performing loans:
Non-accrual loans (1)	$108,414	$118,023	$106,115	$102,042	$112,926
Loans 90 days or more past due, still accruing interest	2,363	747	446	410	2,322
Total non-performing loans	110,777	118,770	106,561	102,452	115,248
Other real estate owned	20,306	20,928	23,289	31,356	32,993
Repossessed assets	73	772	840	861	749
Total non-performing assets	131,156	140,470	130,690	134,669	148,990
Potential problem loans (2)	63,477	68,785	79,589	96,410	131,746
Total classified assets	194,633	209,255	210,279	231,079	280,736
Special mention	47,284	71,311	68,277	73,931	85,835
Total criticized assets	$241,917	$280,566	$278,556	$305,010	$366,571

Total allowance for loan losses	$100,910	$106,752	$111,746	$118,031	$123,685
Accruing restructured loans (3)	27,135	25,797	29,430	29,911	28,270
Total non-performing loans to total loans	1.99%	2.13%	1.87%	1.83%	2.03%
Total non-performing assets to total assets	1.34	1.49	1.36	1.45	1.59
Allowance for loan losses to non-performing loans	91.09	89.88	104.87	115.21	107.32

(1)
Includes $14.5 million, $15.6 million, $25.0 million, $22.3 million and $20.9 million of restructured loans on non-accrual status at June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Accruing restructured loans consist primarily of residential real estate and home equity loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and credit-impaired loans that were acquired as part of our FDIC-assisted transactions) as of the dates indicated (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Commercial and lease	$36,807	$42,532	$22,348	$22,293	$25,968
Commercial real estate	48,751	49,541	58,292	54,276	62,335
Construction real estate	337	782	475	496	519
Consumer related	24,882	25,915	25,446	25,387	26,426
Total non-performing loans	$110,777	$118,770	$106,561	$102,452	$115,248

The following table represents a summary of other real estate owned (excluding other real estate owned related to assets acquired in FDIC-assisted transactions) as of the dates indicated (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Balance at the beginning of quarter	$20,928	$23,289	$31,356	$32,993	$31,462
Transfers in at fair value less estimated costs to sell	112	539	104	1,846	3,503
Capitalized other real estate owned costs	—	—	21	45	8
Fair value adjustments	(286)	(140)	(176)	(741)	1,170
Net gains (losses) on sales of other real estate owned	82	18	1,007	(13)	960
Cash received upon disposition	(530)	(2,778)	(9,023)	(2,774)	(4,110)
Balance at the end of quarter	$20,306	$20,928	$23,289	$31,356	$32,993

Below is a reconciliation of the activity in our allowance for credit and loan losses for the periods indicated (dollars in thousands):

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Allowance for credit losses, balance at the beginning of period	$108,395	$113,462	$119,725	$125,497	$124,733	$113,462	$128,279
Provision for credit losses	(1,950)	1,150	(3,000)	(3,304)	500	(800)	500
Charge-offs:
Commercial loans	446	90	676	1,686	433	536	1,344
Commercial loans collateralized by assignment of lease payments (lease loans)	40	—	—	—	—	40	—
Commercial real estate	1,727	7,156	2,386	1,236	1,978	8,883	3,895
Construction real estate	14	56	125	26	747	70	829
Residential real estate	433	265	722	713	399	698	1,361
Home equity	817	619	1,145	437	1,323	1,436	2,110
Indirect vehicle	583	920	981	572	629	1,503	1,358
Consumer loans	590	495	572	485	451	1,085	1,016
Total charge-offs	4,650	9,601	6,607	5,155	5,960	14,251	11,913
Recoveries:
Commercial loans	696	1,628	1,348	579	777	2,324	1,229
Commercial loans collateralized by assignment of lease payments (lease loans)	130	—	—	—	987	130	1,131
Commercial real estate	567	485	672	966	3,647	1,052	4,387
Construction real estate	77	99	789	420	131	176	407
Residential real estate	6	519	18	48	199	525	413
Home equity	127	133	152	228	100	260	214
Indirect vehicle	439	442	300	372	324	881	739
Consumer loans	68	78	65	74	59	146	111
Total recoveries	2,110	3,384	3,344	2,687	6,224	5,494	8,631
Total net charge-offs (recoveries)	2,540	6,217	3,263	2,468	(264)	8,757	3,282
Allowance for credit losses	103,905	108,395	113,462	119,725	125,497	103,905	125,497
Allowance for unfunded credit commitments	(2,995)	(1,643)	(1,716)	(1,694)	(1,812)	(2,995)	(1,812)
Allowance for loan losses	$100,910	$106,752	$111,746	$118,031	$123,685	$100,910	$123,685

Total loans, excluding loans held for sale	$5,556,724	$5,568,315	$5,712,551	$5,586,732	$5,668,187	$5,556,724	$5,668,187
Average loans, excluding loans held for sale	5,516,735	5,606,877	5,572,759	5,555,036	5,628,415	5,561,559	5,648,277
Ratio of allowance for loan losses to total loans, excluding loans held for sale	1.82%	1.92%	1.96%	2.11%	2.18%	1.82%	2.18%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.18	0.45	0.23	0.18	(0.02)	0.32	0.12

The following table presents the three elements of our allowance for loan losses (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Commercial related loans:
General reserve	$70,855	$75,695	$78,270	$87,112	$87,836
Specific reserve	10,270	11,325	12,834	12,378	16,679
Consumer related reserve	19,785	19,732	20,642	18,541	19,170
Total allowance for loan losses	$100,910	$106,752	$111,746	$118,031	$123,685

Although management believes that adequate loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of loan loss allowances may become necessary.

INVESTMENT SECURITIES

The following table sets forth, by type, the fair value and amortized cost of our investment securities, excluding FHLB and FRB stock, as well as the unrealized gain of our investment securities available for sale (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$51,727	$51,836	$52,068	$52,527	$33,935
States and political subdivisions	19,498	19,350	19,143	19,312	684,710
Mortgage-backed securities	797,783	726,439	754,174	744,722	701,201
Corporate bonds	275,529	273,853	283,070	263,021	215,256
Equity securities	10,421	10,572	10,457	10,541	10,570
Total fair value	$1,154,958	$1,082,050	$1,118,912	$1,090,123	$1,645,672

Amortized cost
Government sponsored agencies and enterprises	$50,096	$50,291	$50,486	$50,678	$32,050
States and political subdivisions	19,228	19,285	19,398	19,461	669,791
Mortgage-backed securities	786,496	717,548	747,306	736,070	690,681
Corporate bonds	271,351	272,490	284,083	265,293	219,362
Equity securities	10,414	10,703	10,649	10,574	10,560
Total amortized cost	$1,137,585	$1,070,317	$1,111,922	$1,082,076	$1,622,444

Unrealized gain, net
Government sponsored agencies and enterprises	$1,631	$1,545	$1,582	$1,849	$1,885
States and political subdivisions	270	65	(255)	(149)	14,919
Mortgage-backed securities	11,287	8,891	6,868	8,652	10,520
Corporate bonds	4,178	1,363	(1,013)	(2,272)	(4,106)
Equity securities	7	(131)	(192)	(33)	10
Total unrealized gain, net	$17,373	$11,733	$6,990	$8,047	$23,228

Securities held to maturity, at amortized cost:
States and political subdivisions	$993,937	$940,610	$932,955	$941,273	$282,655
Mortgage-backed securities	247,455	248,082	249,578	252,271	253,779
Total amortized cost	$1,241,392	$1,188,692	$1,182,533	$1,193,544	$536,434

Securities of states and political subdivisions with an approximate fair value of $656.6 million were transferred from available for sale to held to maturity during the third quarter of 2013, which is the new cost basis.

DEPOSIT MIX

The following table shows the composition of deposits based on period end balances as of the dates indicated (dollars in thousands):

	6/30/2014		3/31/2014		12/31/2013		9/30/2013		6/30/2013
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,605,367	34%	$2,435,868	32%	$2,375,863	32%	$2,269,367	31%	$2,230,384	30%
Money market and NOW accounts	2,932,089	38	2,772,766	37	2,682,419	36	2,680,127	37	2,718,989	37
Savings accounts	872,324	11	865,910	12	855,394	12	843,671	12	845,742	11
Total low cost deposits	6,409,780	83	6,074,544	81	5,913,676	80	5,793,165	80	5,795,115	78
Certificates of deposit:
Certificates of deposit	1,137,262	14	1,188,896	16	1,243,433	17	1,266,989	17	1,357,777	18
Brokered deposit accounts	216,022	3	222,307	3	224,150	3	238,532	3	292,504	4
Total certificates of deposit	1,353,284	17	1,411,203	19	1,467,583	20	1,505,521	20	1,650,281	22
Total deposits	$7,763,064	100%	$7,485,747	100%	$7,381,259	100%	$7,298,686	100%	$7,445,396	100%

The following table shows the composition of deposits based on quarterly average balances for the periods indicated (dollars in thousands):

	2Q14		1Q14		4Q13		3Q13		2Q13
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low cost deposits:
Noninterest bearing deposits	$2,476,396	33%	$2,372,866	32%	$2,352,901	32%	$2,258,357	31%	$2,179,284	30%
Money market and NOW accounts	2,880,910	38	2,727,620	37	2,685,343	36	2,695,479	37	2,675,189	36
Savings accounts	868,694	11	862,197	12	848,734	12	844,647	11	840,154	11
Total low cost deposits	6,226,000	82	5,962,683	81	5,886,978	80	5,798,483	79	5,694,627	77
Certificates of deposit:
Certificates of deposit	1,157,805	15	1,210,189	16	1,250,049	17	1,309,539	17	1,406,693	19
Brokered deposit accounts	220,396	3	223,926	3	229,635	3	263,448	4	294,277	4
Total certificates of deposit	1,378,201	18	1,434,115	19	1,479,684	20	1,572,987	21	1,700,970	23
Total deposits	$7,604,201	100%	$7,396,798	100%	$7,366,662	100%	$7,371,470	100%	$7,395,597	100%

Average low cost deposits increased by $263.3 million (+4.4%) and $531.4 million (+9.3%) from the first quarter of 2014 and second quarter of 2013, respectively, to the second quarter of 2014, driven by growth in noninterest bearing deposits. Our deposit mix improved over the past twelve months as average low cost deposits now comprise 82% of total deposits in the second quarter of 2014 compared to 77% in the second quarter of 2013.

CAPITAL

Tangible book value per common share increased to $16.81 at June 30, 2014 compared to $15.60 a year ago primarily due to net income less dividends. Our regulatory capital ratios remain strong. MB Financial Bank, N.A. was categorized as “well capitalized” at June 30, 2014 under the Prompt Corrective Action (“PCA”) provisions.

FORWARD-LOOKING STATEMENTS

When used in this press release and in reports filed with or furnished to the Securities and Exchange Commission, in other press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the pending Taylor Capital merger and our other merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to, customer and employee retention, might be greater than expected; (2) the possibility that the requisite regulatory approvals for the pending Taylor Capital merger might not be obtained; (3) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses; (4) results of examinations by the Office of Comptroller of Currency, the Board of Governors of the Federal Reserve System and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for loan losses or write-down assets; (5) competitive pressures among depository institutions; (6) interest rate movements and their impact on customer behavior and net interest margin; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (10) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (11) our ability to access cost-effective funding; (12) changes in financial markets; (13) changes in economic conditions in general and in the Chicago metropolitan area in particular; (14) the costs, effects and outcomes of litigation, including without limitation litigation relating to the pending Taylor Capital merger; (15) new legislation or regulatory changes, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) our future acquisitions of other depository institutions or lines of business; and (18) future goodwill impairment due to changes in our business, changes in market conditions or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
As of the dates indicated
(In thousands)

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
ASSETS
Cash and due from banks	$294,475	$268,803	$205,193	$215,017	$152,302
Interest earning deposits with banks	466,820	244,819	268,266	41,700	280,618
Total cash and cash equivalents	761,295	513,622	473,459	256,717	432,920
Federal funds sold	10,000	7,500	42,950	47,500	7,500
Investment securities:
Securities available for sale, at fair value	1,154,958	1,082,050	1,118,912	1,090,123	1,645,672
Securities held to maturity, at amortized cost	1,241,392	1,188,692	1,182,533	1,193,544	536,434
Non-marketable securities - FHLB and FRB Stock	51,432	51,432	51,417	50,870	50,870
Total investment securities	2,447,782	2,322,174	2,352,862	2,334,537	2,232,976
Loans held for sale	1,219	802	629	1,120	2,528
Loans:
Total loans, excluding covered loans	5,421,758	5,394,638	5,476,831	5,313,235	5,359,631
Covered loans	134,966	173,677	235,720	273,497	308,556
Total loans	5,556,724	5,568,315	5,712,551	5,586,732	5,668,187
Less: Allowance for loan losses	100,910	106,752	111,746	118,031	123,685
Net loans	5,455,814	5,461,563	5,600,805	5,468,701	5,544,502
Lease investments, net	127,194	122,589	131,089	112,491	113,958
Premises and equipment, net	224,245	221,711	221,065	220,574	219,783
Cash surrender value of life insurance	131,842	131,008	130,181	129,332	130,565
Goodwill	423,369	423,369	423,369	423,369	423,369
Other intangibles	21,014	22,188	23,428	24,917	26,430
Other real estate owned, net	20,306	20,928	23,289	31,356	32,993
Other real estate owned related to FDIC transactions	15,349	22,682	20,472	24,792	19,014
FDIC indemnification asset	4,607	8,055	11,675	11,074	16,337
Other assets	174,655	159,112	186,154	171,138	166,784
Total assets	$9,818,691	$9,437,303	$9,641,427	$9,257,618	$9,369,659
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$2,605,367	$2,435,868	$2,375,863	$2,269,367	$2,230,384
Interest bearing	5,157,697	5,049,879	5,005,396	5,029,319	5,215,012
Total deposits	7,763,064	7,485,747	7,381,259	7,298,686	7,445,396
Short-term borrowings	229,809	189,872	493,389	240,600	230,547
Long-term borrowings	71,473	65,664	62,159	62,428	62,786
Junior subordinated notes issued to capital trusts	152,065	152,065	152,065	152,065	152,065
Accrued expenses and other liabilities	236,964	200,175	225,873	194,371	182,784
Total liabilities	8,453,375	8,093,523	8,314,745	7,948,150	8,073,578
Stockholders' Equity
Common stock	553	553	551	551	550
Additional paid-in capital	742,824	740,245	738,053	736,294	736,281
Retained earnings	611,741	595,301	581,998	564,779	547,116
Accumulated other comprehensive income	13,034	10,362	8,383	9,918	14,231
Treasury stock	(4,295)	(4,132)	(3,747)	(3,525)	(3,558)
Controlling interest stockholders' equity	1,363,857	1,342,329	1,325,238	1,308,017	1,294,620
Noncontrolling interest	1,459	1,451	1,444	1,451	1,461
Total stockholders' equity	1,365,316	1,343,780	1,326,682	1,309,468	1,296,081
Total liabilities and stockholders' equity	$9,818,691	$9,437,303	$9,641,427	$9,257,618	$9,369,659

MB FINANCIAL, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data) (Unaudited)

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Interest income:
Loans	$55,905	$56,244	$58,053	$60,115	$59,581	$112,149	$120,374
Investment securities:
Taxable	8,794	8,146	7,334	6,330	6,280	16,940	12,419
Nontaxable	8,285	8,067	8,166	8,175	8,163	16,352	16,224
Federal funds sold	4	5	6	7	2	9	2
Other interest earning accounts	277	113	270	193	92	390	227
Total interest income	73,265	72,575	73,829	74,820	74,118	145,840	149,246
Interest expense:
Deposits	3,754	3,769	3,966	4,433	5,132	7,523	10,841
Short-term borrowings	95	100	227	112	116	195	283
Long-term borrowings and junior subordinated notes	1,344	1,378	1,373	1,367	1,390	2,722	2,957
Total interest expense	5,193	5,247	5,566	5,912	6,638	10,440	14,081
Net interest income	68,072	67,328	68,263	68,908	67,480	135,400	135,165
Provision for credit losses	(1,950)	1,150	(3,000)	(3,304)	500	(800)	500
Net interest income after provision for credit losses	70,022	66,178	71,263	72,212	66,980	136,200	134,665
Non-interest income:
Capital markets and international banking service fees	1,360	978	841	972	939	2,338	1,747
Commercial deposit and treasury management fees	7,106	7,144	6,545	6,327	6,029	14,250	11,995
Lease financing, net	14,853	13,196	15,808	14,070	15,102	28,049	31,365
Trust and asset management fees	5,405	5,207	4,975	4,799	4,874	10,612	9,368
Card fees	3,304	2,701	2,838	2,745	2,735	6,005	5,430
Loan service fees	916	965	1,214	1,427	1,911	1,881	2,922
Consumer and other deposit service fees	3,156	2,935	3,481	3,648	3,593	6,091	6,839
Brokerage fees	1,356	1,325	1,227	1,289	1,234	2,681	2,391
Net (loss) gain on securities available for sale	(87)	317	(15)	1	14	230	13
Increase in cash surrender value of life insurance	834	827	848	851	842	1,661	1,686
Net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Accretion of FDIC indemnification asset	28	31	35	64	100	59	243
Net gain on sale of loans	187	59	342	177	506	246	1,145
Other operating income	1,534	920	1,229	1,337	1,060	2,454	2,498
Total non-interest income	39,928	36,612	39,045	37,707	38,939	76,540	77,642
Non-interest expense:
Salaries and employee benefits	46,622	44,377	45,517	44,918	43,909	90,999	87,423
Occupancy and equipment expense	9,518	9,592	9,269	8,797	9,408	19,110	18,812
Computer services and telecommunication expense	5,079	5,084	5,509	4,870	4,617	10,163	8,504
Advertising and marketing expense	2,221	2,081	2,085	1,917	2,167	4,302	4,270
Professional and legal expense	1,567	1,779	3,057	3,102	1,353	3,346	2,648
Other intangible amortization expense	1,174	1,240	1,489	1,513	1,538	2,414	3,082
Net loss (gain) recognized on other real estate owned	191	187	(634)	791	(2,015)	378	(1,685)
Other real estate expense, net	337	396	175	240	193	733	332
Other operating expenses	11,321	11,311	10,174	10,117	9,083	22,632	18,296
Total non-interest expense	78,030	76,047	76,641	76,265	70,253	154,077	141,682
Income before income taxes	31,920	26,743	33,667	33,654	35,666	58,663	70,625
Income tax expense	8,814	6,774	9,811	9,254	10,373	15,588	20,426
Net income	$23,106	$19,969	$23,856	$24,400	$25,293	$43,075	$50,199

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Common share data:
Basic earnings per common share	$0.42	$0.37	$0.44	$0.45	$0.46	$0.79	$0.92
Diluted earnings per common share	0.42	0.36	0.43	0.44	0.46	0.78	0.92
Weighted average common shares outstanding for basic earnings per common share	54,669,868	54,639,951	54,622,584	54,565,089	54,436,043	54,654,992	54,423,992
Weighted average common shares outstanding for diluted earnings per common share	55,200,054	55,265,188	55,237,160	55,130,653	54,868,075	55,232,703	54,802,427

Selected Financial Data:
						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Performance Ratios:
Annualized return on average assets	0.97%	0.86%	0.99%	1.05%	1.09%	0.92%	1.08%
Annualized return on average equity	6.86	6.07	7.19	7.46	7.82	6.47	7.85
Annualized cash return on average tangible equity(1)	10.47	9.39	11.23	11.74	12.31	9.94	12.42
Net interest rate spread	3.40	3.51	3.37	3.52	3.46	3.46	3.45
Cost of funds(2)	0.26	0.27	0.27	0.30	0.34	0.27	0.36
Efficiency ratio(3)	67.51	66.67	67.12	65.11	64.26	67.10	63.68
Annualized net non-interest expense to average assets(4)	1.54	1.58	1.52	1.52	1.42	1.56	1.40
Core non-interest income to revenues (5)	35.22	33.41	34.68	33.51	35.01	34.33	34.78
Net interest margin	3.26	3.36	3.23	3.37	3.33	3.31	3.33
Tax equivalent effect	0.27	0.28	0.27	0.29	0.28	0.28	0.27
Net interest margin - fully tax equivalent basis(6)	3.53	3.64	3.50	3.66	3.61	3.59	3.60
Loans to deposits	71.58	74.39	77.39	76.54	76.13	71.58	76.13
Asset Quality Ratios:
Non-performing loans(7) to total loans	1.99%	2.13%	1.87%	1.83%	2.03%	1.99%	2.03%
Non-performing assets(7) to total assets	1.34	1.49	1.36	1.45	1.59	1.34	1.59
Allowance for loan losses to non-performing loans(7)	91.09	89.88	104.87	115.21	107.32	91.09	107.32
Allowance for loan losses to total loans	1.82	1.92	1.96	2.11	2.18	1.82	2.18
Net loan charge-offs (recoveries) to average loans (annualized)	0.18	0.45	0.23	0.18	(0.02)	0.32	0.12
Capital Ratios:
Tangible equity to tangible assets(8)	9.89%	10.07%	9.65%	9.87%	9.58%	9.89%	9.58%
Tangible common equity to risk weighted assets(9)	13.97	13.82	13.27	13.40	13.23	13.97	13.23
Book value per common share(10)	$24.73	$24.37	$24.14	$23.82	$23.63	$24.73	$23.63
Less: goodwill and other intangible assets, net of benefit, per common share	7.92	7.94	7.98	7.99	8.03	7.92	8.03
Tangible book value per common share(11)	$16.81	$16.43	$16.16	$15.83	$15.60	$16.81	$15.60

Total capital (to risk-weighted assets)	17.18%	17.09%	16.53%	16.70%	16.48%	17.18%	16.48%
Tier 1 capital (to risk-weighted assets)	15.92	15.84	15.28	15.44	15.22	15.92	15.22
Tier 1 capital (to average assets)	11.61	11.65	11.22	11.39	11.19	11.61	11.19
Tier 1 common capital (to risk-weighted assets)	13.71	13.59	13.07	13.17	12.94	13.71	12.94

(1)
Net cash flow (net income, plus other intangibles amortization expense, net of tax benefit) divided by average tangible equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(2)	Equals total interest expense divided by the sum of average interest bearing liabilities and noninterest bearing deposits.

(3)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(4)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items, and including tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(5)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(6)	Represents net interest income on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.

(7)
Non-performing loans excludes purchased credit-impaired loans and loans held for sale.  Non-performing assets excludes purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(8)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(9)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total risk-weighted assets.

(10)	Equals total ending stockholders’ equity divided by common shares outstanding.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, efficiency ratio and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net gains and losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios, and net gains and losses recognized on other real estate owned, merger-related expenses, loss on low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to risk-weighted assets and Tier 1 common capital to risk-weighted assets; tangible book value per common share; and annualized cash return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that core and non-core non-interest income and non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net gains and losses on sale of other assets, and increase in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding net gains and losses on other real estate owned, merger-related expenses, loss on low to moderate income real estate investment and increase in market value of assets held in trust for deferred compensation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

In addition, management believes that presenting the ratio of Tier 1 common equity to risk-weighted assets is useful for assessing our capital strength and for peer comparison purposes. The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

A reconciliation of net interest margin on a fully tax equivalent basis to net interest margin is contained in the tables under “Net Interest Margin.” A reconciliation of tangible book value per common share to book value per common share is contained in the “Selected Financial Ratios” table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under “Results of Operations—Second Quarter Results.”

The following table presents a reconciliation of tangible equity to equity (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Stockholders' equity - as reported	$1,365,316	$1,343,780	$1,326,682	$1,309,468	$1,296,081
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	13,659	14,422	15,228	16,196	17,180
Tangible equity	$928,288	$905,989	$888,085	$869,903	$855,532

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total assets - as reported	$9,818,691	$9,437,303	$9,641,427	$9,257,618	$9,369,659
Less: goodwill	423,369	423,369	423,369	423,369	423,369
Less: other intangible assets, net of tax benefit	13,659	14,422	15,228	16,196	17,180
Tangible assets	$9,381,663	$8,999,512	$9,202,830	$8,818,053	$8,929,110

The following table presents a reconciliation of average tangible equity to average common stockholders’ equity (in thousands):

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Average common stockholders' equity - as reported	$1,351,604	$1,335,223	$1,315,804	$1,297,498	$1,297,364	$1,343,458	$1,289,187
Less: average goodwill	423,369	423,369	423,369	423,369	423,369	423,369	423,369
Less: average other intangible assets, net of tax benefit	13,990	14,758	15,647	16,620	17,605	14,372	18,106
Average tangible common equity	$914,245	$897,096	$876,788	$857,509	$856,390	$905,717	$847,712

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Net income - as reported	$23,106	$19,969	$23,856	$24,400	$25,293	$43,075	$50,199
Add: other intangible amortization expense, net of tax benefit	763	806	968	983	1,000	1,569	2,003
Net cash flow	$23,869	$20,775	$24,824	$25,383	$26,293	$44,644	$52,202

The following table presents a reconciliation of Tier 1 common capital to Tier 1 capital (in thousands):

	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Tier 1 capital - as reported	$1,058,504	$1,038,600	$1,022,512	$1,002,883	$983,997
Less: qualifying trust preferred securities	147,500	147,500	147,500	147,500	147,500
Tier 1 common capital	$911,004	$891,100	$875,012	$855,383	$836,497

Efficiency Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Non-interest expense	$78,030	$76,047	$76,641	$76,265	$70,253	$154,077	$141,682
Less net loss (gain) recognized on other real estate owned	191	187	(634)	791	(2,015)	378	(1,685)
Less merger related expenses	488	680	724	1,759	—	1,168	—
Less loss on low to moderate income real estate investment	96	2,028	—	—	—	2,124	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Non-interest expense - as adjusted	$76,855	$73,000	$75,963	$73,256	$72,247	$149,855	$142,863

Net interest income	$68,072	$67,328	$68,263	$68,908	$67,480	$135,400	$135,165
Tax equivalent adjustment	5,677	5,581	5,655	5,905	5,594	11,258	11,149
Net interest income on a fully tax equivalent basis	73,749	72,909	73,918	74,813	73,074	146,658	146,314
Plus non-interest income	39,928	36,612	39,045	37,707	38,939	76,540	77,642
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	449	445	457	458	454	894	908
Less net (loss) gain on investment securities	(87)	317	(15)	1	14	230	13
Less net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Net interest income plus non-interest income - as adjusted	$113,837	$109,490	$113,170	$112,518	$112,432	$223,327	$224,347

Efficiency ratio	67.51%	66.67%	67.12%	65.11%	64.26%	67.10%	63.68%
Efficiency ratio (without adjustments)	72.25%	73.16%	71.42%	71.53%	66.02%	72.70%	66.58%

Annualized Net Non-interest Expense to Average Assets Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Non-interest expense	$78,030	$76,047	$76,641	$76,265	$70,253	$154,077	$141,682
Less net loss (gain) recognized on other real estate owned	191	187	(634)	791	(2,015)	378	(1,685)
Less merger related expenses	488	680	724	1,759	—	1,168	—
Less loss on low to moderate income real estate investment	96	2,028	—	—	—	2,124	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Non-interest expense - as adjusted	76,855	73,000	75,963	73,256	72,247	149,855	142,863

Non-interest income	39,928	36,612	39,045	37,707	38,939	76,540	77,642
Less net (loss) gain on investment securities	(87)	317	(15)	1	14	230	13
Less net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Non-interest income - as adjusted	39,639	36,136	38,795	37,247	38,904	75,775	77,125
Less tax equivalent adjustment on the increase in cash surrender value of life insurance	449	445	457	458	454	894	908
Net non-interest expense	$36,767	$36,419	$36,711	$35,551	$32,889	$73,186	$64,830

Average assets	$9,575,896	$9,367,942	$9,567,388	$9,261,291	$9,289,382	$9,472,493	$9,369,042

Annualized net non-interest expense to average assets	1.54%	1.58%	1.52%	1.52%	1.42%	1.56%	1.40%

Annualized net non-interest expense to average assets (without adjustments)	1.60%	1.71%	1.56%	1.65%	1.35%	1.65%	1.38%

Core Non-interest Income to Revenues Ratio Calculation (Dollars in Thousands)

						Six Months Ended
						June 30,
	2Q14	1Q14	4Q13	3Q13	2Q13	2014	2013
Non-interest income	$39,928	$36,612	$39,045	$37,707	$38,939	$76,540	$77,642
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	449	445	457	458	454	894	908
Less net (loss) gain on investment securities	(87)	317	(15)	1	14	230	13
Less net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Non-interest income - as adjusted	$40,088	$36,581	$39,252	$37,705	$39,358	$76,669	$78,033

Net interest income	$68,072	$67,328	$68,263	$68,908	$67,480	$135,400	$135,165
Tax equivalent adjustment	5,677	5,581	5,655	5,905	5,594	11,258	11,149
Net interest income on a fully tax equivalent basis	73,749	72,909	73,918	74,813	73,074	146,658	146,314
Plus non-interest income	39,928	36,612	39,045	37,707	38,939	76,540	77,642
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	449	445	457	458	454	894	908
Less net (loss) gain on investment securities	(87)	317	(15)	1	14	230	13
Less net (loss) gain on sale of other assets	(24)	7	(323)	—	—	(17)	—
Less increase in market value of assets held in trust for deferred compensation	400	152	588	459	21	552	504
Total revenue - as adjusted and on a fully tax equivalent basis	$113,837	$109,490	$113,170	$112,518	$112,432	$223,327	$224,347

Total revenue - unadjusted	$108,000	$103,940	$107,308	$106,615	$106,419	$211,940	$212,807

Core non-interest income to revenues ratio	35.22%	33.41%	34.68%	33.51%	35.01%	34.33%	34.78%

Non-interest income to revenues ratio (without adjustments)	36.97%	35.22%	36.39%	35.37%	36.59%	36.11%	36.48%

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	2Q14			2Q13			1Q14
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,229,799	$11,912	3.83%	$1,206,740	12,613	4.18%	$1,232,562	$12,312	4.00%
Commercial loans collateralized by assignment of lease payments	1,476,618	14,693	3.98	1,340,854	12,987	3.87	1,479,998	14,319	3.87
Real estate commercial	1,620,658	17,008	4.15	1,718,979	19,736	4.54	1,631,041	17,332	4.25
Real estate construction	133,557	1,274	3.77	133,705	1,270	3.76	140,920	1,278	3.63
Total commercial related credits	4,460,632	44,887	3.98	4,400,278	46,606	4.19	4,484,521	45,241	4.04
Other loans
Real estate residential	310,345	2,809	3.62	306,978	3,042	3.96	311,760	2,992	3.84
Home equity	252,891	2,678	4.25	286,640	3,076	4.30	263,283	2,712	4.18
Indirect	269,556	3,579	5.33	231,577	3,176	5.50	263,510	3,391	5.22
Consumer loans	65,437	725	4.44	70,603	624	3.54	62,616	676	4.38
Total other loans	898,229	9,791	4.37	895,798	9,918	4.44	901,169	9,771	4.40
Total loans, excluding covered loans	5,358,861	54,678	4.09	5,296,076	56,524	4.28	5,385,690	55,012	4.14
Covered loans	158,371	2,441	6.18	335,148	4,255	5.09	221,481	2,470	4.52
Total loans	5,517,232	57,119	4.15	5,631,224	60,779	4.33	5,607,171	57,482	4.16
Taxable investment securities	1,434,300	8,794	2.45	1,377,368	6,280	1.82	1,384,371	8,146	2.35
Investment securities exempt from federal income taxes (3)	966,518	12,748	5.28	933,442	12,559	5.38	935,863	12,410	5.30
Federal funds sold	4,359	4	0.36	2,879	2	0.27	5,889	5	0.34
Other interest earning deposits	448,173	277	0.25	183,010	92	0.20	187,049	113	0.25
Total interest earning assets	$8,370,582	$78,942	3.78%	$8,127,923	$79,712	3.93%	$8,120,343	$78,156	3.90%
Non-interest earning assets	1,205,314			1,161,459			1,247,599
Total assets	$9,575,896			$9,289,382			$9,367,942
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,880,910	$899	0.13%	$2,675,189	$833	0.12%	$2,727,620	$848	0.13%
Savings accounts	868,694	97	0.04	840,154	136	0.06	862,197	109	0.05
Certificates of deposit	1,157,805	1,124	0.40	1,406,693	1,893	0.55	1,210,189	1,174	0.40
Customer repurchase agreements	184,178	95	0.21	187,496	101	0.22	190,466	96	0.20
Total core funding	5,091,587	2,215	0.17	5,109,532	2,963	0.23	4,990,472	2,227	0.18
Wholesale funding:
Brokered accounts (includes fee expense)	220,396	1,634	2.97	294,277	2,271	3.10	223,926	1,638	2.97
Other borrowings	236,292	1,344	2.25	216,372	1,404	2.57	231,805	1,382	2.38
Total wholesale funding	456,688	2,978	2.33	510,649	3,675	2.55	455,731	3,020	2.38
Total interest bearing liabilities	$5,548,275	$5,193	0.38%	$5,620,181	$6,638	0.47%	$5,446,203	$5,247	0.39%
Non-interest bearing deposits	2,476,396			2,179,284			2,372,866
Other non-interest bearing liabilities	199,621			192,553			213,650
Stockholders' equity	1,351,604			1,297,364			1,335,223
Total liabilities and stockholders' equity	$9,575,896			$9,289,382			$9,367,942
Net interest income/interest rate spread (4)		$73,749	3.40%		$73,074	3.46%		$72,909	3.51%
Taxable equivalent adjustment		5,677			5,594			5,581
Net interest income, as reported		$68,072			$67,480			$67,328
Net interest margin (5)			3.26%			3.33%			3.36%
Tax equivalent effect			0.27%			0.28%			0.28%
Net interest margin on a fully tax equivalent basis (5)			3.53%			3.61%			3.64%

(1)	Non-accrual loans are included in average loans.

(2)
Interest income includes amortization of deferred loan origination fees of $28 thousand and $817 thousand for the three months ended June 30, 2014 and June 30, 2013, respectively, deferred loan origination costs of $55 thousand for the three months ended March 31, 2014.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Six Months Ended June 30,
	2014			2013
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans (1) (2) (3):
Commercial related credits
Commercial	$1,231,171	$24,224	3.91%	$1,206,324	25,172	4.15%
Commercial loans collateralized by assignment of lease payments	1,478,299	29,012	3.93	1,320,946	25,786	3.90
Real estate commercial	1,625,821	34,340	4.20	1,726,986	40,480	4.66
Real estate construction	137,219	2,552	3.70	123,694	2,390	3.84
Total commercial related credits	4,472,510	90,128	4.01	4,377,950	93,828	4.26
Other loans
Real estate residential	311,049	5,801	3.73	309,847	6,327	4.08
Home equity	258,060	5,390	4.21	292,319	6,266	4.32
Indirect	266,549	6,970	5.27	221,919	6,198	5.63
Consumer loans	64,034	1,401	4.41	70,484	1,231	3.52
Total other loans	899,692	19,562	4.38	894,569	20,022	4.51
Total loans, excluding covered loans	5,372,202	109,690	4.12	5,272,519	113,850	4.35
Covered loans	189,751	4,911	5.22	379,671	8,937	4.75
Total loans	5,561,953	114,601	4.16	5,652,190	122,787	4.38
Taxable investment securities	1,409,473	16,940	2.40	1,430,539	12,419	1.74
Investment securities exempt from federal income taxes (3)	951,275	25,158	5.29	922,652	24,960	5.41
Federal funds sold	5,120	9	0.35	1,448	2	0.27
Other interest earning deposits	318,332	390	0.25	189,994	227	0.24
Total interest earning assets	$8,246,153	$157,098	3.84%	$8,196,823	$160,395	3.95%
Non-interest earning assets	1,226,340			1,172,219
Total assets	$9,472,493			$9,369,042
Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	$2,804,688	$1,747	0.13%	$2,706,169	$1,760	0.13%
Savings accounts	865,463	206	0.05	831,233	272	0.07
Certificates of deposit	1,183,852	2,298	0.40	1,459,354	4,290	0.61
Customer repurchase agreements	187,305	191	0.21	184,593	199	0.22
Total core funding	5,041,308	4,442	0.18	5,181,349	6,521	0.25
Wholesale funding:
Brokered accounts (includes fee expense)	222,151	3,272	2.97	294,286	4,520	3.10
Other borrowings	234,062	2,726	2.32	237,636	3,040	2.54
Total wholesale funding	456,213	5,998	2.36	531,922	7,560	2.53
Total interest bearing liabilities	$5,497,521	$10,440	0.38%	$5,713,271	$14,081	0.50%
Non-interest bearing deposits	2,424,917			2,162,266
Other non-interest bearing liabilities	206,597			204,318
Stockholders' equity	1,343,458			1,289,187
Total liabilities and stockholders' equity	$9,472,493			$9,369,042
Net interest income/interest rate spread (4)		$146,658	3.46%		$146,314	3.45%
Taxable equivalent adjustment		11,258			11,149
Net interest income, as reported		$135,400			$135,165
Net interest margin (5)			3.31%			3.33%
Tax equivalent effect			0.28%			0.27%
Net interest margin on a fully tax equivalent basis (5)			3.59%			3.60%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination costs of $27 thousand and deferred loan origination fees $1.8 million for the six months ended June 30, 2014 and 2013, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.